Exhibit 5.01



                            [SASM&F LETTERHEAD]


                             February 13, 2001




ZiLOG, Inc.
910 East Hamilton Avenue
Campbell, CA  95008

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to ZiLOG, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 3,000,000 shares of common stock, par value $0.01 per share of the Company (the "Shares"), pursuant to the ZiLOG, Inc. 2000 Stock Incentive Plan (the "Plan").

         This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on February 13, 2001 (together with all exhibits thereto the "Registration Statement"), (ii) the Restated Certificate of Incorporation of the Company and the Certificate of Amendment to the Certificate of Incorporation of the Company, as currently in effect, (iii) the By-Laws of the Company, as currently in effect, (iv) the form of common stock certificate (the "Form of Common Stock Certificate"), (v) the Plan and (vi) the form of award agreement to be entered into between the Company and each of the employees, directors, officers, advisors and consultants receiving options under the Plan (the "Form of Award Agreement"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have further assumed (i) that any agreements that will be entered into between the Company and each of the employees, directors, officers, advisors and consultants receiving options under the Plan will conform to the Form of Award Agreement, (ii) that no options will be granted under the Plan with exercise prices below the par value of the Shares and (iii) that no adjustment to the exercise price of any option will result in a reduction of the price per Share issuable upon the exercise of any option to a price below the par value of the Shares at the time of exercise. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of Delaware, and we do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued under the Plan have been duly authorized, and, when the Shares have been issued, delivered and paid for upon exercise of options duly granted pursuant to the terms of the Plan and the Form of Award Agreement, and the Form of Common Stock Certificate representing Shares has been manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.01 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.


                               Very truly yours,

                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP